Exhibit 99.1
News Release

Contact:
Investors	Media
Ankur Vyas	Hugh Suhr
(404) 827-6714	(404) 827-6813
For Immediate Release
October 17, 2014

SunTrust Reports Third Quarter 2014 Results
Balance Sheet Growth and Efficiency Improvements Drive Solid Overall Performance;
Asset Quality and Capital Position Remain Strong

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $563 million, or $1.06 per average common diluted share. During the current quarter the Company recognized a $130 million tax benefit, or $0.25 per share, as a result of the completion of a tax authority examination. Excluding the tax benefit and prior period 8-K items, adjusted earnings per share were $0.81 compared to $0.81 in the prior quarter and $0.66 in the third quarter of 2013. For the first nine months of 2014, earnings per share were $2.51, and adjusted earnings per share were $2.35, 19% higher than the same period of 2013.

The following table summarizes reported results and notable items impacting earnings per share during the periods discussed above (in addition, see Appendix A for reconcilement of non-GAAP measures):

				Nine Months Ended
				September 30
	3Q 2013	2Q 2014	3Q 2014	2013	2014
Earnings per average common diluted share	$0.33	$0.72	$1.06	$1.64	$2.51
Impact of:
3Q 2013 Form 8-K items	0.33			0.33
2Q 2014 Form 8-K and other mortgage-related items		0.09			0.09
3Q 2014 income tax benefit			(0.25)		(0.25)
Adjusted earnings per average common diluted share	$0.66	$0.81	$0.81	$1.97	$2.35

“We delivered solid performance this quarter driven by increased client loan and deposit business, further efficiency improvements, and continued strong asset quality performance, which helped mitigate the impact of the continued challenging low rate environment,” said William H. Rogers, Jr., chairman and chief executive officer of SunTrust Banks, Inc.  “We are creating positive momentum and are intensely focused on executing our core strategies, fulfilling more of our clients' needs, and delivering a more profitable and valuable company for all of our stakeholders.”

Third Quarter 2014 Financial Highlights
Income Statement

•
Net income available to common shareholders was $563 million, or $1.06 per average common diluted share; excluding the $130 million tax benefit in the current quarter, net income available to common shareholders was $433 million, or $0.81 per share.

◦	On an adjusted basis, earnings per share were flat compared to the prior quarter and increased $0.15, or 23%, compared to the third quarter of 2013.

•
Total revenue declined $170 million, compared to the prior quarter primarily driven by the $105 million gain on sale of RidgeWorth in the prior quarter and foregone RidgeWorth-related revenue, as well as a decline in investment banking income.

•
Compared to the third quarter of 2013, total revenue increased 6%. Excluding the $63 million incremental mortgage repurchase provision incurred in the third quarter of 2013, total revenue increased 2% driven primarily by higher mortgage servicing income.

•
Reported noninterest expense decreased $258 million compared to the prior quarter. Excluding the $179 million in specific legacy mortgage-related losses incurred in the prior quarter, noninterest expense declined $79 million, or 6%.

•	The efficiency and tangible efficiency ratios in the quarter were 62.0% and 61.7%, respectively.
Balance Sheet

•
For the third quarter, total loans (on a period-end basis) increased 2% and 6% compared to June 30, 2014 and September 30, 2013, respectively, with the growth occurring in C&I, commercial real estate, and consumer loans, while residential mortgage loans continued to trend down.

◦
Average performing loans were unchanged as growth in the commercial and consumer portfolios was offset by the $2 billion transfer of guaranteed residential mortgage loans to loans held for sale in the second quarter. The ultimate sale was subsequently completed in the third quarter.

•	Average investment securities increased 6% sequentially and 7% compared to the third quarter of 2013 in anticipation of forthcoming liquidity-related regulatory requirements.

•	Average client deposits increased 1% sequentially and 4% compared to the third quarter of 2013, with the favorable mix shift toward lower-cost deposits continuing.
Capital

•	Estimated capital ratios continued to be well above regulatory requirements. The Basel I Tier 1 common and Basel III common equity Tier 1 ratios were estimated to be 9.6% and 9.7%, respectively.

•	During the quarter, the Company repurchased $215 million of common shares.

•	Book value per share was $40.85 and tangible book value per common share was $29.21, both up 2% compared to June 30, 2014. The increase was primarily due to growth in retained earnings.
Asset Quality

•	Asset quality continued to improve as nonperforming loans decreased 15% from the prior quarter and totaled 0.58% of total loans at September 30, 2014.

•	Annualized net charge-offs increased 4 basis points sequentially, representing 0.39% of average loans.

•	The provision for credit losses increased $20 million compared to the prior quarter primarily due to a modest increase in net charge-offs.

(Dollars in millions, except per share data)
Income Statement (presented on a fully taxable-equivalent basis)	3Q 2013	2Q 2014	3Q 2014
Net income available to common shareholders	$179	$387	$563
Earnings per average common diluted share	0.33	0.72	1.06
Adjusted earnings per average common diluted share (1)	0.66	0.81	0.81
Total revenue	1,920	2,201	2,031
Net interest income	1,240	1,244	1,251
Provision for credit losses	95	73	93
Noninterest income	680	957	780
Noninterest expense	1,730	1,517	1,259
Net interest margin	3.19%	3.11%	3.03%

Balance Sheet
(Dollars in billions)
Average loans	$122.7	$130.7	$130.7
Average consumer and commercial deposits	126.6	130.5	132.2

Capital
Tier 1 capital ratio (2)	10.97%	10.66%	10.50%
Tier 1 common ratio (2)	9.94%	9.72%	9.60%
Total average shareholders’ equity to total average assets	12.24%	12.23%	12.10%

Asset Quality
Net charge-offs to average loans (annualized)	0.47%	0.35%	0.39%
Allowance for loan and lease losses to period-end loans	1.67%	1.55%	1.49%
Nonperforming loans to total loans	0.83%	0.69%	0.58%
(1) See page 24 for non-GAAP reconciliation
(2) Current period Tier 1 capital and Tier 1 common ratios are estimated as of the date of this news release.

Consolidated Financial Performance Details
(Presented on a fully taxable-equivalent basis unless otherwise noted)
Revenue
Total revenue was $2.0 billion for the current quarter, a decline of $170 million, compared to the prior quarter. Excluding the $105 million gain on sale of RidgeWorth in the prior quarter, total revenue declined $65 million, or 3%. The decrease was primarily driven by a decline in investment banking income and foregone RidgeWorth-related revenue. Compared to the third quarter of 2013, total revenue increased $111 million; however, the third quarter of 2013 included a $63 million incremental mortgage repurchase provision expense in conjunction with the settlement of Government Sponsored Entities ("GSE") repurchase claims. The remaining increase was primarily driven by higher mortgage servicing income, gains on the sale of mortgage loans held for sale in the current quarter, higher retail investment services income and a slight increase in net interest income, partially offset by the foregone RidgeWorth revenue.
For the nine months ended September 30, 2014, total revenue was $6.3 billion, an increase of $128 million compared to the first nine months of 2013. The increase was primarily driven by the gain on the sale of RidgeWorth (partially offset by the foregone associated wealth management revenue), gains on the sale of mortgage loans in 2014, and higher mortgage servicing, investment banking, and retail investment income. These revenue increases were partially offset by significantly lower mortgage production income driven by a decline in loan production volume.
Net Interest Income
Net interest income was $1.3 billion for the current quarter, an increase of $7 million compared to the prior quarter. The increase was primarily due to one additional day in the current quarter and higher average earning assets, partially offset by an 8 basis point decline in net interest margin. Compared to the third quarter of 2013, net interest income increased $11 million primarily due to higher average loan balances, partially offset by a 16 basis point decline in net interest margin.
Net interest margin for the current quarter was 3.03%, a decline of 8 basis points from the prior quarter, primarily driven by a 7 basis point decline in loan yields and a 9 basis point decline in investment securities yields. Compared to the third quarter of 2013, net interest margin declined 16 basis points due to a 21 basis point reduction in loan yields.
For the nine months ended September 30, 2014 and 2013, net interest income was virtually unchanged at $3.7 billion. The net interest margin was 3.11% for the first nine months of 2014, a 14 basis point decline compared to the same period in 2013. The decline in net interest margin was primarily driven by lower loan yields.
Noninterest Income
Noninterest income was $780 million for the current quarter, compared to $957 million for the prior quarter and $680 million for the third quarter of 2013. Excluding the $105 million gain on sale of RidgeWorth from the prior quarter, noninterest income declined $72 million sequentially. The sequential quarter decrease was due to a $31 million decline in investment banking income, a $23 million decline in trust and investment management revenue as a result of the sale of RidgeWorth, the recognition of a $49 million impairment of lease financing assets, and a $9 million loss on the sale of investment securities. These declines were partially offset by a $41 million gain related to the $2 billion guaranteed residential mortgage loan sale in the current quarter. Compared to the third quarter of 2013, noninterest income increased $100 million of which $63 million related to aforementioned mortgage repurchase provision. The remaining increase was primarily due to the aforementioned $41 million gain, higher mortgage servicing income, partially offset by the foregone RidgeWorth wealth management revenue. Additionally, retail investment income, service charges on deposit accounts and other fee-based income increased modestly over the same period last year.

Mortgage production income for the current quarter was $45 million compared to $52 million for the prior quarter and a $10 million loss for the third quarter of 2013. The $7 million decrease compared to the prior quarter was primarily driven by a decline in gain on sale margins. Compared to the third quarter of 2013, mortgage production income increased $55 million. This was primarily due to the aforementioned $63 million mortgage repurchase provision incurred last year. Mortgage production volume declined 43% during the current quarter compared to the third quarter of 2013 largely attributable to the decline in refinance activity, while gain on sale margins improved compared to the same period last year.
Mortgage servicing income was $44 million in the current quarter compared to $45 million in the prior quarter and $11 million the third quarter of 2013. Compared to the third quarter of 2013, the $33 million increase was primarily due to a decline in loan prepayments, resulting in lower decay and improved net MSR hedge performance. The servicing portfolio was $136 billion at September 30, 2014 compared to $140 billion at September 30, 2013.
Investment banking income was $88 million for the current quarter compared to $119 million in the prior quarter and $99 million in the third quarter of 2013. The sequential quarter decrease was driven by the strong performance in the second quarter in addition to seasonally lower client activity levels. Compared to the third quarter of 2013, the decline was largely attributable to lower M&A advisory revenues. Trading income was $46 million for the current quarter compared to $47 million for the prior quarter and $33 million for the third quarter of 2013. The $13 million increase compared to the third quarter of 2013 was partially driven by a $7 million improvement in mark-to-market valuations on the Company's debt carried at fair value and slightly higher core trading revenue.
Trust and investment management income was $93 million for the current quarter compared to $116 million in the prior quarter and $133 million in the third quarter of 2013. The declines compared to both periods were due to the foregone revenue as a result of the sale of RidgeWorth.
Other noninterest income was $52 million for the current quarter compared to $170 million for the prior quarter and $10 million for the third quarter of 2013. The $118 million decrease compared to the prior quarter was driven by the $105 million gain on sale of RidgeWorth in the prior quarter and a $49 million impairment of lease financing assets in the current quarter, partially offset by a $22 million increase in gains on the sale of government guaranteed residential mortgage loans over the prior quarter and higher leasing-related income. The $42 million increase compared to the third quarter of 2013 was primarily driven by the previously discussed $41 million loan sale gain.
For the nine months ended September 30, 2014, noninterest income was $2.5 billion, an increase of $127 million over the same period in 2013. Excluding the $105 million gain on sale of RidgeWorth, noninterest income increased $22 million, largely driven by higher mortgage servicing, investment banking, retail investment income, and gains related to the sale of mortgage loans. These increases were partially offset by declines in mortgage production income and foregone wealth management revenue related to the sale of RidgeWorth.

Noninterest Expense
Noninterest expense for the current quarter was $1.3 billion compared to $1.5 billion in the prior quarter and $1.7 billion in the third quarter of 2013. Both the prior quarter and third quarter of 2013 included charges of $179 million and $419 million, respectively, related to the resolution of certain legacy mortgage-related matters. Excluding these items from the prior quarters, noninterest expense declined $79 million on a sequential quarter basis and $52 million compared to the third quarter of 2013. The decline compared to both prior quarters was the result of our overall efficiency and expense management focus, the sale of RidgeWorth, and a decline in cyclical costs.
Employee compensation and benefits expense was $730 million in the current quarter compared to $763 million in the prior quarter and $682 million in the third quarter of 2013. The sequential quarter decrease of $33 million was primarily the result of the sale of RidgeWorth, a reduction in the number of full time-equivalent employees, and declines in payroll taxes and 401(k) and medical costs. The $48 million increase from the third quarter of 2013 was primarily due to a $37 million incentive accrual reduction recognized in the third quarter of 2013.
Operating losses were $29 million in the current quarter compared to $218 million in the prior quarter, which included $179 million of legacy mortgage-related expenses, and $350 million in the third quarter of 2013, which included $323 million of legacy mortgage-related expenses.
Outside processing and software expense was $184 million in the current quarter compared to $181 million in the prior quarter and $190 million in the third quarter of 2013. The $6 million decrease compared to the third quarter of 2013 was primarily due to lower mortgage production volume.
Marketing and customer development expense was $35 million in the current quarter compared to $30 million in the prior quarter and $34 million in the third quarter of 2013. The $5 million sequential quarter increase was due to a seasonal increase in advertising expenses.
FDIC premium and regulatory costs were $29 million in the current quarter and reflected an $8 million refund received from the FDIC. FDIC premium and regulatory costs were $40 million in the prior quarter and $45 million in the third quarter of 2013. The decline related to both periods was due to a reduction in the FDIC insurance premium related to improvements in the Company's risk profile.
Other noninterest expense was $120 million in the current quarter compared to $156 million in the prior quarter and $292 million in the third quarter of 2013. The $36 million sequential quarter decrease was driven by certain discrete charges incurred in the prior quarter, an $8 million recovery during the third quarter of the market value of legacy affordable housing investments that were impaired in the first quarter of 2014, and a reduction in severance costs. The $172 million decrease from the prior year was driven by a $96 million increase in the mortgage servicing advance allowance in the third quarter of 2013 and lower credit and collections services expenses, severance costs, and real estate-related charges compared to 2013.
For the nine months ended September 30, 2014, noninterest expense was $4.1 billion compared to $4.5 billion in 2013. The $336 million decrease was due to lower legacy mortgage-related charges as described previously and broad-based declines in other operating expenses driven by the continued focus on expense management, which were partially offset by higher employee compensation costs.
Income Taxes
For the current quarter, the Company recorded an income tax provision of $67 million compared to $173 million for the prior quarter and a $133 million tax benefit for the third quarter of 2013. The current quarter tax provision included a $130 million tax benefit as a result of the completion of a tax authority examination. Excluding this benefit, the effective tax rate in the current quarter was 30.6%.

Balance Sheet
At September 30, 2014, the Company had total assets of $186.8 billion and shareholders’ equity of $22.3 billion, representing 12% of total assets. Book value per share was $40.85 and tangible book value per common share was $29.21, both up 2% compared to June 30, 2014, driven by growth in retained earnings.
Loans
Average performing loans were $129.9 billion for the current quarter, relatively stable compared to the prior quarter; however, the current quarter was impacted by the transfer and subsequent sale of $2 billion of government guaranteed mortgage loans. The Company invested the proceeds of this sale into high-quality liquid securities in anticipation of forthcoming liquidity-related regulatory requirements. The decline in mortgage loans was offset by a $1.6 billion, or 3%, increase in C&I loans, a $334 million, or 6%, increase in commercial real estate loans, and a $534 million, or 16%, increase in consumer direct loans as targeted loan growth continued during the quarter. Compared to the third quarter of 2013, average performing loans increased $8.3 billion, or 7%, as growth occurred in most portfolios with the exception of residential-related loans.
Deposits
Average client deposits for the current quarter were $132.2 billion compared to $130.5 billion in the prior quarter and $126.6 billion in the third quarter of 2013. Average client deposits increased $1.7 billion, or 1%, during the current quarter due to a $0.9 billion, or 2%, increase in average demand deposits, along with a $2.6 billion, or 6%, increase in money market account balances. The growth in these deposit balances was partially offset by a $1.0 billion, or 3%, decline in NOW account balances and a $0.7 billion, or 6%, decline in time deposit balances. Compared to the third quarter of 2013, average client deposits increased $5.6 billion, or 4%. The growth was driven by increases in lower-cost deposits and was partially offset by a $2.4 billion, or 17%, decrease in time deposits.
Capital and Liquidity
The Company’s estimated capital ratios are well above current regulatory requirements with Basel I Tier 1 capital, Basel I Tier 1 common, and Basel III common equity Tier 1 ratios at an estimated 10.50%, 9.60%, and 9.70%, respectively, at September 30, 2014. The ratios of total average equity to total average assets and tangible equity to tangible assets were 12.10% and 8.94%, respectively, at September 30, 2014, and declined slightly compared to June 30, 2014 due to balance sheet growth. The Company continues to have substantial available liquidity in the form of its client deposit base, cash, high-quality government-backed securities, and other available funding sources.
During the third quarter, the Company declared a common stock dividend of $0.20 per common share. Additionally, during the current quarter, the Company repurchased $215 million of its common stock. The Company currently expects to repurchase approximately $230 million of additional common stock over the next two quarters.

Asset Quality
Total nonperforming assets were $934 million at September 30, 2014, down 10% compared to the prior quarter and 28% compared to third quarter of 2013. During the current quarter the Company transferred $53 million of nonperforming mortgage loans to held for sale and recognized a $9 million charge-off upon transfer. At September 30, 2014, the percentage of nonperforming loans to total loans was 0.58% compared to 0.69% at June 30, 2014. Other real estate owned totaled $112 million, an 18% decrease from the prior quarter.
The provision for credit losses was $93 million, compared to $73 million for the prior quarter, as net charge-offs increased modestly, while positive loan growth was offset by improvements in asset quality. The provision for credit losses was essentially stable compared to the third quarter of 2013. Net charge-offs were $128 million during the current quarter, a $15 million increase that was partially driven by the aforementioned charge-off related to the transfer of nonperforming mortgage loans to held for sale. Compared to the third quarter 2013, net charge-offs declined $18 million mostly attributable to C&I loans and the home equity portfolio. The ratio of annualized net charge-offs to total average loans was 0.39% during the current quarter compared to 0.35% during the prior quarter and 0.47% during the third quarter of 2013.
At September 30, 2014, the allowance for loan and lease losses was $2.0 billion and represented 1.49% of total loans, a $35 million and six basis point decrease from June 30, 2014. The decline in the allowance for loan and lease losses and the allowance to total loans ratio was due to asset quality improvements during the quarter.
Early stage delinquencies declined 4 basis points from the prior quarter to 0.59% at September 30, 2014. Excluding government-guaranteed loans, early stage delinquencies were 0.30%, generally stable to the prior quarter.
Accruing restructured loans totaled $2.6 billion, and nonaccruing restructured loans totaled $0.3 billion at September 30, 2014, of which $2.7 billion of restructured loans related to residential loans, $0.1 billion were commercial loans, and $0.1 billion related to consumer loans.

BUSINESS SEGMENT FINANCIAL PERFORMANCE
Business Segment Results
The Company has included business segment financial tables as part of this release. The Company’s business segments include: Consumer Banking and Private Wealth Management, Wholesale Banking, and Mortgage Banking. All revenue in the business segment tables is reported on a fully taxable-equivalent basis. For the business segments, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances. SunTrust also reports results for Corporate Other, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other segment also includes differences created between internal management accounting practices and generally accepted accounting principles ("GAAP") and certain matched-maturity funds transfer pricing credits and charges. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q.
Corresponding Financial Tables and Information
Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming Form 10-Q. Detailed financial tables and other information are also available at investors.suntrust.com. This information is also included in a current report on Form 8-K furnished with the SEC today.
Conference Call
SunTrust management will host a conference call on October 17, 2014, at 9:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 8:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 3Q14). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 3Q14). A replay of the call will be available approximately one hour after the call ends on October 17, 2014, and will remain available until November 17, 2014, by dialing 1-800-873-2056 (domestic) or 1-402-220-5373 (international). Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at investors.suntrust.com. Beginning the afternoon of October 17, 2014, listeners may access an archived version of the webcast in the “Events & Presentations” section of the investor relations website. This webcast will be archived and available for one year.
SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.
Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release contains forward-looking statements. Statements regarding potential future share repurchases, and future expected dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Future dividends, and the amount of any such dividend, must be declared by our board of directors in the future in their discretion. Also, future share repurchases and the timing of any such repurchase are subject to market conditions and management's discretion. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other periodic reports that we file with the SEC.

SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
	2014	2013	Change [5]	2014	2013	Change
EARNINGS & DIVIDENDS
Net income	$576	$189	NM	$1,380	$918	50%
Net income available to common shareholders	563	179	NM	1,343	884	52
Net income available to common shareholders, excluding the impact of Form 8-K and other legacy mortgage-related items [1]	433	358	21	1,262	1,063	19
Total revenue - FTE [1,2]	2,031	1,920	6	6,262	6,134	2
Total revenue - FTE excluding gain on sale of asset management subsidiary [1,2]	2,031	1,920	6	6,157	6,134	—
Net income per average common share
Diluted	1.06	0.33	NM	2.51	1.64	53
Diluted, excluding the impact of Form 8-K and other legacy mortgage-related items [1]	0.81	0.66	23	2.35	1.97	19
Basic	1.07	0.33	NM	2.54	1.65	54
Dividends paid per common share	0.20	0.10	100	0.50	0.25	100
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$183,433	$171,838	7%	$180,098	$172,061	5%
Earning assets	163,688	154,235	6	160,491	153,412	5
Loans	130,747	122,672	7	130,010	121,649	7
Intangible assets including MSRs	7,615	7,643	—	7,632	7,493	2
MSRs	1,262	1,232	2	1,249	1,077	16
Consumer and commercial deposits	132,195	126,618	4	130,369	126,947	3
Brokered time and foreign deposits	1,624	2,007	(19)	1,841	2,083	(12)
Total shareholders’ equity	22,191	21,027	6	21,972	21,138	4
Preferred stock	725	725	—	725	725	—
As of
Total assets				186,818	171,777	9
Earning assets				165,434	154,802	7
Loans				132,151	124,340	6
Allowance for loan and lease losses				1,968	2,071	(5)
Consumer and commercial deposits				135,077	126,861	6
Brokered time and foreign deposits				1,430	2,022	(29)
Total shareholders’ equity				22,269	21,070	6
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.25%	0.44%	NM	1.02%	0.71%	44%
Return on average common shareholders’ equity	10.41	3.49	NM	8.45	5.79	46
Return on average tangible common shareholders' equity [1]	14.59	5.10	NM	11.92	8.44	41
Net interest margin [2]	3.03	3.19	(5)	3.11	3.25	(4)
Efficiency ratio [2,3]	62.03	90.13	(31)	66.01	72.88	(9)
Tangible efficiency ratio [1,2,3]	61.69	89.82	(31)	65.79	72.58	(9)
Effective tax rate [3,5]	10.37	NM	NM	20.90	16.67	25
Tier 1 common [4]				9.60	9.94	(3)
Tier 1 capital [4]				10.50	10.97	(4)
Total capital [4]				12.30	13.04	(6)
Tier 1 leverage [4]				9.50	9.46	—
Total average shareholders’ equity to total average assets	12.10	12.24	(1)	12.20	12.29	(1)
Tangible equity to tangible assets [1]				8.94	8.98	—

Book value per common share				$40.85	$37.85	8
Tangible book value per common share [1]				29.21	26.27	11
Market price:
High	$40.86	$36.29	13	41.26	36.29	14
Low	36.42	31.59	15	36.23	26.93	35
Close				38.03	32.42	17
Market capitalization				20,055	17,427	15
Average common shares outstanding
Diluted	533,230	538,850	(1)	535,222	539,488	(1)
Basic	527,402	533,829	(1)	529,429	534,887	(1)
Full-time equivalent employees				25,074	26,409	(5)
Number of ATMs				2,192	2,846	(23)
Full service banking offices				1,454	1,508	(4)

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Amounts for periods prior to the first quarter of 2014 have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.

[4]	Current period tier 1 common, tier 1 capital, total capital, and tier 1 leverage ratios are estimated as of the earnings release date.
5 "NM" - Not meaningful. Calculated rate or changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	Three Months Ended
	September 30	June 30	March 31	December 31	September 30
	2014	2014	2014	2013	2013
EARNINGS & DIVIDENDS
Net income	$576	$399	$405	$426	$189
Net income available to common shareholders	563	387	393	413	179
Net income available to common shareholders, excluding the impact of Form 8-K and other legacy mortgage-related items [1]	433	436	393	413	358
Total revenue - FTE [1,2]	2,031	2,201	2,030	2,061	1,920
Total revenue - FTE excluding gain on sale of asset management subsidiary [1,2]	2,031	2,096	2,030	2,061	1,920
Net income per average common share
Diluted	1.06	0.72	0.73	0.77	0.33
Diluted, excluding the impact of Form 8-K and other legacy mortgage-related items [1]	0.81	0.81	0.73	0.77	0.66
Basic	1.07	0.73	0.74	0.78	0.33
Dividends paid per common share	0.20	0.20	0.10	0.10	0.10
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$183,433	$179,820	$176,971	$173,791	$171,838
Earning assets	163,688	160,373	157,343	154,567	154,235
Loans	130,747	130,734	128,525	125,649	122,672
Intangible assets including MSRs	7,615	7,614	7,666	7,658	7,643
MSRs	1,262	1,220	1,265	1,253	1,232
Consumer and commercial deposits	132,195	130,472	128,396	127,460	126,618
Brokered time and foreign deposits	1,624	1,893	2,013	2,010	2,007
Total shareholders’ equity	22,191	21,994	21,727	21,251	21,027
Preferred stock	725	725	725	725	725
As of
Total assets	186,818	182,559	179,542	175,335	171,777
Earning assets	165,434	162,422	158,487	156,856	154,802
Loans	132,151	129,744	129,196	127,877	124,340
Allowance for loan and lease losses	1,968	2,003	2,040	2,044	2,071
Consumer and commercial deposits	135,077	131,792	130,933	127,735	126,861
Brokered time and foreign deposits	1,430	1,493	2,023	2,024	2,022
Total shareholders’ equity	22,269	22,131	21,817	21,422	21,070
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.25%	0.89%	0.93%	0.97%	0.44%
Return on average common shareholders’ equity	10.41	7.29	7.59	7.99	3.49
Return on average tangible common shareholders' equity [1]	14.59	10.29	10.78	11.61	5.10
Net interest margin [2]	3.03	3.11	3.19	3.20	3.19
Efficiency ratio [2,3]	62.03	68.93	66.83	66.05	90.13
Tangible efficiency ratio [1,2,3]	61.69	68.77	66.65	65.84	89.82
Effective tax rate [3,5]	10.37	30.23	23.61	24.50	NM
Tier 1 common [4]	9.60	9.72	9.90	9.82	9.94
Tier 1 capital [4]	10.50	10.66	10.88	10.81	10.97
Total capital [4]	12.30	12.53	12.81	12.81	13.04
Tier 1 leverage [4]	9.50	9.56	9.57	9.58	9.46
Total average shareholders’ equity to total average assets	12.10	12.23	12.28	12.23	12.24
Tangible equity to tangible assets [1]	8.94	9.07	9.01	9.00	8.98

Book value per common share	$40.85	$40.18	$39.44	$38.61	$37.85
Tangible book value per common share [1]	29.21	28.64	27.82	27.01	26.27
Market price:
High	40.86	40.84	41.26	36.99	36.29
Low	36.42	36.82	36.23	31.97	31.59
Close	38.03	40.06	39.79	36.81	32.42
Market capitalization	20,055	21,344	21,279	19,734	17,427
Average common shares outstanding
Diluted	533,230	535,486	536,992	537,921	538,850
Basic	527,402	529,764	531,162	532,492	533,829
Full-time equivalent employees	25,074	25,841	25,925	26,281	26,409
Number of ATMs	2,192	2,212	2,243	2,243	2,846
Full service banking offices	1,454	1,473	1,501	1,497	1,508

[1]	See Appendix A for reconcilements of non-GAAP performance measures.

[2]
Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Amounts for periods prior to the first quarter of 2014 have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.

[4]	Current period tier 1 common, tier 1 capital, total capital, and tier 1 leverage ratios are estimated as of the earnings release date.

[5]	"NM" - Not meaningful. Calculated rate was not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	Three Months Ended		Increase/(Decrease)		Nine Months Ended		(Decrease)/Increase
	September 30				September 30
	2014	2013	Amount	% [3]	2014	2013	Amount	% [3]
Interest income	$1,353	$1,339	$14	1%	$4,036	$4,045	($9)	—%
Interest expense	138	131	7	5	407	405	2	—
NET INTEREST INCOME	1,215	1,208	7	1	3,629	3,640	(11)	—
Provision for credit losses	93	95	(2)	(2)	268	453	(185)	(41)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,122	1,113	9	1	3,361	3,187	174	5
NONINTEREST INCOME
Service charges on deposit accounts	169	168	1	1	483	492	(9)	(2)
Other charges and fees	95	91	4	4	274	277	(3)	(1)
Card fees	81	77	4	5	239	231	8	3
Trust and investment management income	93	133	(40)	(30)	339	387	(48)	(12)
Retail investment services	76	68	8	12	224	198	26	13
Investment banking income	88	99	(11)	(11)	296	260	36	14
Trading income	46	33	13	39	141	124	17	14
Mortgage production related income/(loss)	45	(10)	55	NM	140	282	(142)	(50)
Mortgage servicing related income	44	11	33	NM	143	50	93	NM
Net securities (losses)/gains	(9)	—	(9)	NM	(11)	2	(13)	NM
Other noninterest income	52	10	42	NM	260	98	162	NM
Total noninterest income	780	680	100	15	2,528	2,401	127	5
NONINTEREST EXPENSE
Employee compensation and benefits	730	682	48	7	2,293	2,178	115	5
Outside processing and software	184	190	(6)	(3)	535	555	(20)	(4)
Net occupancy expense	84	86	(2)	(2)	254	261	(7)	(3)
Equipment expense	41	45	(4)	(9)	127	136	(9)	(7)
FDIC premium/regulatory exams	29	45	(16)	(36)	109	140	(31)	(22)
Marketing and customer development	35	34	1	3	91	95	(4)	(4)
Operating losses	29	350	(321)	(92)	268	461	(193)	(42)
Amortization	7	6	1	17	14	18	(4)	(22)
Other noninterest expense [1]	120	292	(172)	(59)	443	626	(183)	(29)
Total noninterest expense	1,259	1,730	(471)	(27)	4,134	4,470	(336)	(8)
INCOME BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	643	63	580	NM	1,755	1,118	637	57
Provision/(benefit) for income taxes [1]	67	(133)	200	NM	364	184	180	98
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	576	196	380	NM	1,391	934	457	49
Net income attributable to noncontrolling interest	—	7	(7)	(100)	11	16	(5)	(31)
NET INCOME	$576	$189	$387	NM	$1,380	$918	$462	50%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$563	$179	$384	NM	$1,343	$884	$459	52%
Net interest income - FTE [2]	1,251	1,240	11	1	3,734	3,733	1	—
Net income per average common share
Diluted	1.06	0.33	0.73	NM	2.51	1.64	0.87	53
Basic	1.07	0.33	0.74	NM	2.54	1.65	0.89	54
Cash dividends paid per common share	0.20	0.10	0.10	100	0.50	0.25	0.25	100
Average common shares outstanding
Diluted	533,230	538,850	(5,620)	(1)	535,222	539,488	(4,266)	(1)
Basic	527,402	533,829	(6,427)	(1)	529,429	534,887	(5,458)	(1)

1 Amortization expense related to qualified affordable housing investment costs is recognized in provision/(benefit) for income taxes for the three and nine months ended September 30, 2014 as allowed by a recently adopted accounting standard. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense and therefore, for comparative purposes, $13 million and $33 million of amortization expense have been reclassified to provision/(benefit) for income taxes for the three and nine months ended September 30, 2013, respectively.
2 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	September 30	June 30	Increase/(Decrease)		March 31	December 31	September 30
	2014	2014	Amount	% [3]	2014	2013	2013
Interest income	$1,353	$1,346	$7	1%	$1,336	$1,343	$1,339
Interest expense	138	137	1	1	132	130	131
NET INTEREST INCOME	1,215	1,209	6	—	1,204	1,213	1,208
Provision for credit losses	93	73	20	27	102	101	95
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,122	1,136	(14)	(1)	1,102	1,112	1,113
NONINTEREST INCOME
Service charges on deposit accounts	169	160	9	6	155	165	168
Other charges and fees	95	91	4	4	88	92	91
Card fees	81	82	(1)	(1)	76	79	77
Trust and investment management income	93	116	(23)	(20)	130	131	133
Retail investment services	76	76	—	—	71	69	68
Investment banking income	88	119	(31)	(26)	88	96	99
Trading income	46	47	(1)	(2)	49	57	33
Mortgage production related income/(loss)	45	52	(7)	(13)	43	31	(10)
Mortgage servicing related income	44	45	(1)	(2)	54	38	11
Net securities (losses)/gains	(9)	(1)	8	NM	(1)	1	—
Other noninterest income	52	170	(118)	(69)	38	55	10
Total noninterest income	780	957	(177)	(18)	791	814	680
NONINTEREST EXPENSE
Employee compensation and benefits	730	763	(33)	(4)	800	723	682
Outside processing and software	184	181	3	2	170	191	190
Net occupancy expense	84	83	1	1	86	87	86
Equipment expense	41	42	(1)	(2)	44	45	45
FDIC premium/regulatory exams	29	40	(11)	(28)	40	41	45
Marketing and customer development	35	30	5	17	25	40	34
Operating losses	29	218	(189)	(87)	21	42	350
Amortization	7	4	3	75	3	5	6
Other noninterest expense [1]	120	156	(36)	(23)	168	187	292
Total noninterest expense	1,259	1,517	(258)	(17)	1,357	1,361	1,730
INCOME BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	643	576	67	12	536	565	63
Provision/(benefit) for income taxes [1]	67	173	(106)	(61)	125	138	(133)
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	576	403	173	43	411	427	196
Net income attributable to noncontrolling interest	—	4	(4)	(100)	6	1	7
NET INCOME	$576	$399	$177	44%	$405	$426	$189
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$563	$387	$176	45%	$393	$413	$179
Net interest income - FTE [2]	1,251	1,244	7	1	1,239	1,247	1,240
Net income per average common share
Diluted	1.06	0.72	0.34	47	0.73	0.77	0.33
Basic	1.07	0.73	0.34	47	0.74	0.78	0.33
Cash dividends paid per common share	0.20	0.20	—	—	0.10	0.10	0.10
Average common shares outstanding
Diluted	533,230	535,486	(2,256)	—	536,992	537,921	538,850
Basic	527,402	529,764	(2,362)	—	531,162	532,492	533,829

1 Amortization expense related to qualified affordable housing investment costs is recognized in provision/(benefit) for income taxes for the three months ended September 30, 2014, June 30, 2014, and March 31, 2014, as allowed by a recently adopted accounting standard. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense and therefore, for comparative purposes, $16 million and $13 million of amortization expense have been reclassified to provision/(benefit) for income taxes for the three months ended December 31, 2013 and September 30, 2013, respectively.
2 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	September 30		Increase/(Decrease)
	2014	2013	Amount	% [2]
ASSETS
Cash and due from banks	$7,178	$3,041	$4,137	NM
Federal funds sold and securities borrowed or purchased under agreements to resell	1,125	1,222	(97)	(8)%
Interest-bearing deposits in other banks	22	23	(1)	(4)
Trading assets and derivatives	5,782	5,794	(12)	—
Securities available for sale	26,162	22,626	3,536	16
Loans held for sale	1,739	2,462	(723)	(29)
Loans held for investment:
Commercial and industrial	63,140	55,943	7,197	13
Commercial real estate	6,704	4,755	1,949	41
Commercial construction	1,250	737	513	70
Residential mortgages - guaranteed	651	3,527	(2,876)	(82)
Residential mortgages - nonguaranteed	23,718	24,106	(388)	(2)
Residential home equity products	14,389	14,826	(437)	(3)
Residential construction	464	582	(118)	(20)
Consumer student loans - guaranteed	5,314	5,489	(175)	(3)
Consumer other direct	4,110	2,670	1,440	54
Consumer indirect	11,594	11,035	559	5
Consumer credit cards	817	670	147	22
Total loans held for investment	132,151	124,340	7,811	6
Allowance for loan and lease losses	(1,968)	(2,071)	(103)	(5)
Net loans held for investment	130,183	122,269	7,914	6
Goodwill	6,337	6,369	(32)	(1)
Other intangible assets	1,320	1,287	33	3
Other real estate owned	112	196	(84)	(43)
Other assets	6,858	6,488	370	6
Total assets [1]	$186,818	$171,777	$15,041	9%
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$42,542	$39,006	$3,536	9%
Interest-bearing consumer and commercial deposits:
NOW accounts	28,414	25,495	2,919	11
Money market accounts	46,892	43,106	3,786	9
Savings	6,046	5,778	268	5
Consumer time	7,068	8,742	(1,674)	(19)
Other time	4,115	4,734	(619)	(13)
Total consumer and commercial deposits	135,077	126,861	8,216	6
Brokered time deposits	1,180	2,022	(842)	(42)
Foreign deposits	250	—	250	NM
Total deposits	136,507	128,883	7,624	6
Funds purchased	1,000	934	66	7
Securities sold under agreements to repurchase	2,089	1,574	515	33
Other short-term borrowings	7,283	4,479	2,804	63
Long-term debt	12,942	9,985	2,957	30
Trading liabilities and derivatives	1,231	1,346	(115)	(9)
Other liabilities	3,497	3,506	(9)	—
Total liabilities	164,549	150,707	13,842	9
SHAREHOLDERS' EQUITY
Preferred stock, no par value	725	725	—	—
Common stock, $1.00 par value	550	550	—	—
Additional paid in capital	9,090	9,117	(27)	—
Retained earnings	13,020	11,573	1,447	13
Treasury stock, at cost, and other	(939)	(579)	360	62
Accumulated other comprehensive loss	(177)	(316)	(139)	(44)
Total shareholders' equity	22,269	21,070	1,199	6
Total liabilities and shareholders' equity	$186,818	$171,777	$15,041	9%

Common shares outstanding	527,358	537,549	(10,191)	(2)%
Common shares authorized	750,000	750,000	—	—
Preferred shares outstanding	7	7	—	—
Preferred shares authorized	50,000	50,000	—	—
Treasury shares of common stock	22,563	12,372	10,191	82
1 Includes earning assets of $165,434 and $154,802 at September 30, 2014 and 2013, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS
(Dollars in millions and shares in thousands, except per share data) (Unaudited)

	September 30	June 30	Increase/(Decrease)		March 31	December 31	September 30
	2014	2014	Amount	% [2]	2014	2013	2013
ASSETS
Cash and due from banks	$7,178	$5,681	$1,497	26%	$6,978	$4,258	$3,041
Federal funds sold and securities borrowed or purchased under agreements to resell	1,125	1,156	(31)	(3)	907	983	1,222
Interest-bearing deposits in other banks	22	22	—	—	22	22	23
Trading assets and derivatives	5,782	5,141	641	12	4,848	5,040	5,794
Securities available for sale	26,162	24,015	2,147	9	23,302	22,542	22,626
Loans held for sale	1,739	4,046	(2,307)	(57)	1,488	1,699	2,462
Loans held for investment:
Commercial and industrial	63,140	61,337	1,803	3	58,828	57,974	55,943
Commercial real estate	6,704	6,105	599	10	5,961	5,481	4,755
Commercial construction	1,250	1,096	154	14	920	855	737
Residential mortgages - guaranteed	651	661	(10)	(2)	3,295	3,416	3,527
Residential mortgages - nonguaranteed	23,718	24,173	(455)	(2)	24,331	24,412	24,106
Residential home equity products	14,389	14,519	(130)	(1)	14,637	14,809	14,826
Residential construction	464	508	(44)	(9)	532	553	582
Consumer student loans - guaranteed	5,314	5,420	(106)	(2)	5,533	5,545	5,489
Consumer other direct	4,110	3,675	435	12	3,109	2,829	2,670
Consumer indirect	11,594	11,501	93	1	11,339	11,272	11,035
Consumer credit cards	817	749	68	9	711	731	670
Total loans held for investment	132,151	129,744	2,407	2	129,196	127,877	124,340
Allowance for loan and lease losses	(1,968)	(2,003)	(35)	(2)	(2,040)	(2,044)	(2,071)
Net loans held for investment	130,183	127,741	2,442	2	127,156	125,833	122,269
Goodwill	6,337	6,337	—	—	6,377	6,369	6,369
Other intangible assets	1,320	1,277	43	3	1,282	1,334	1,287
Other real estate owned	112	136	(24)	(18)	151	170	196
Other assets	6,858	7,007	(149)	(2)	7,031	7,085	6,488
Total assets [1]	$186,818	$182,559	$4,259	2%	$179,542	$175,335	$171,777
LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$42,542	$40,891	$1,651	4%	$39,792	$38,800	$39,006
Interest-bearing consumer and commercial deposits:
NOW accounts	28,414	29,243	(829)	(3)	29,151	28,164	25,495
Money market accounts	46,892	43,942	2,950	7	43,196	41,873	43,106
Savings	6,046	6,133	(87)	(1)	6,217	5,842	5,778
Consumer time	7,068	7,334	(266)	(4)	8,102	8,475	8,742
Other time	4,115	4,249	(134)	(3)	4,475	4,581	4,734
Total consumer and commercial deposits	135,077	131,792	3,285	2	130,933	127,735	126,861
Brokered time deposits	1,180	1,483	(303)	(20)	2,023	2,024	2,022
Foreign deposits	250	10	240	NM	—	—	—
Total deposits	136,507	133,285	3,222	2	132,956	129,759	128,883
Funds purchased	1,000	1,053	(53)	(5)	1,269	1,192	934
Securities sold under agreements to repurchase	2,089	2,192	(103)	(5)	2,133	1,759	1,574
Other short-term borrowings	7,283	5,870	1,413	24	5,277	5,788	4,479
Long-term debt	12,942	13,155	(213)	(2)	11,565	10,700	9,985
Trading liabilities and derivatives	1,231	1,190	41	3	1,041	1,181	1,346
Other liabilities	3,497	3,683	(186)	(5)	3,484	3,534	3,506
Total liabilities	164,549	160,428	4,121	3	157,725	153,913	150,707
SHAREHOLDERS’ EQUITY
Preferred stock, no par value	725	725	—	—	725	725	725
Common stock, $1.00 par value	550	550	—	—	550	550	550
Additional paid in capital	9,090	9,085	5	—	9,107	9,115	9,117
Retained earnings	13,020	12,560	460	4	12,278	11,936	11,573
Treasury stock, at cost, and other	(939)	(730)	209	29	(643)	(615)	(579)
Accumulated other comprehensive loss	(177)	(59)	118	NM	(200)	(289)	(316)
Total shareholders’ equity	22,269	22,131	138	1	21,817	21,422	21,070
Total liabilities and shareholders’ equity	$186,818	$182,559	$4,259	2%	$179,542	$175,335	$171,777

Common shares outstanding	527,358	532,800	(5,442)	(1)%	534,780	536,097	537,549
Common shares authorized	750,000	750,000	—	—	750,000	750,000	750,000
Preferred shares outstanding	7	7	—	—	7	7	7
Preferred shares authorized	50,000	50,000	—	—	50,000	50,000	50,000
Treasury shares of common stock	22,563	17,121	5,442	32	15,141	13,824	12,372
1 Includes earning assets of $165,434, $162,422, $158,487, $156,856, and $154,802 at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, and September 30, 2013, respectively.
2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	September 30, 2014			June 30, 2014			Sequential Quarter		Prior Year Quarter
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$61,700	$548	3.53%	$60,141	$545	3.63%	$1,559	(0.10)	$7,034	(0.35)
Commercial real estate	6,386	46	2.86	6,052	44	2.92	334	(0.06)	1,771	(0.32)
Commercial construction	1,162	9	3.21	1,006	9	3.41	156	(0.20)	458	(0.17)
Residential mortgages - guaranteed	635	6	3.64	2,994	27	3.62	(2,359)	0.02	(2,891)	0.50
Residential mortgages - nonguaranteed	23,722	236	3.99	23,849	237	3.98	(127)	0.01	464	(0.10)
Home equity products	14,260	129	3.58	14,394	128	3.58	(134)	—	(289)	(0.05)
Residential construction	445	6	5.27	474	5	4.34	(29)	0.93	(84)	0.39
Guaranteed student loans	5,360	49	3.66	5,463	50	3.64	(103)	0.02	(93)	(0.15)
Other direct	3,876	41	4.20	3,342	35	4.23	534	(0.03)	1,313	(0.13)
Indirect	11,556	92	3.15	11,388	91	3.19	168	(0.04)	487	(0.21)
Credit cards	788	19	9.74	732	18	9.63	56	0.11	132	0.01
Nonaccrual	857	5	2.16	899	6	2.81	(42)	(0.65)	(227)	(0.21)
Total loans	130,747	1,186	3.60	130,734	1,195	3.67	13	(0.07)	8,075	(0.21)
Securities available for sale:
Taxable	24,195	151	2.49	22,799	147	2.58	1,396	(0.09)	1,701	—
Tax-exempt - FTE [1]	235	3	5.24	263	3	5.26	(28)	(0.02)	(8)	0.08
Total securities available for sale	24,430	154	2.52	23,062	150	2.61	1,368	(0.09)	1,693	—
Federal funds sold and securities borrowed or purchased under agreements to resell	1,036	—	—	1,047	—	—	(11)	—	7	(0.01)
Loans held for sale	3,367	30	3.53	1,678	17	4.03	1,689	(0.50)	23	(0.05)
Interest-bearing deposits	53	—	0.05	25	—	0.16	28	(0.11)	31	(0.06)
Interest earning trading assets	4,055	19	1.85	3,827	19	1.98	228	(0.13)	(376)	0.21
Total earning assets	163,688	1,389	3.37	160,373	1,381	3.45	3,315	(0.08)	9,453	(0.16)
Allowance for loan and lease losses	(1,988)			(2,023)			35		124
Cash and due from banks	5,573			5,412			161		1,706
Other assets	14,613			14,675			(62)		342
Noninterest earning trading assets and derivatives	1,215			1,155			60		(314)
Unrealized gains on securities available for sale, net	332			228			104		284
Total assets	$183,433			$179,820			$3,613		$11,595
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$28,224	$5	0.07%	$29,198	$6	0.08%	($974)	(0.01)	$2,789	0.01
Money market accounts	45,562	17	0.15	42,963	15	0.14	2,599	0.01	2,543	0.03
Savings	6,098	1	0.03	6,182	1	0.04	(84)	(0.01)	296	(0.01)
Consumer time	7,186	14	0.75	7,701	17	0.89	(515)	(0.14)	(1,709)	(0.37)
Other time	4,182	10	0.99	4,398	12	1.07	(216)	(0.08)	(648)	(0.27)
Total interest-bearing consumer and commercial deposits	91,252	47	0.20	90,442	51	0.22	810	(0.02)	3,271	(0.06)
Brokered time deposits	1,392	7	1.91	1,890	10	2.19	(498)	(0.28)	(597)	(0.53)
Foreign deposits	232	—	0.11	3	—	—	229	0.11	214	—
Total interest-bearing deposits	92,876	54	0.23	92,335	61	0.27	541	(0.04)	2,888	(0.08)
Funds purchased	937	—	0.10	825	—	0.09	112	0.01	432	0.01
Securities sold under agreements to repurchase	2,177	1	0.13	2,148	1	0.12	29	0.01	292	—
Interest-bearing trading liabilities	778	5	2.72	783	6	2.83	(5)	(0.11)	58	0.14
Other short-term borrowings	6,559	4	0.23	5,796	3	0.23	763	—	1,337	(0.04)
Long-term debt	13,064	74	2.24	12,014	66	2.21	1,050	0.03	3,173	0.18
Total interest-bearing liabilities	116,391	138	0.47	113,901	137	0.48	2,490	(0.01)	8,180	(0.01)
Noninterest-bearing deposits	40,943			40,030			913		2,306
Other liabilities	3,620			3,599			21		192
Noninterest-bearing trading liabilities and derivatives	288			296			(8)		(247)
Shareholders’ equity	22,191			21,994			197		1,164
Total liabilities and shareholders’ equity	$183,433			$179,820			$3,613		$11,595
Interest Rate Spread			2.90%			2.97%		(0.07)		(0.15)
Net Interest Income - FTE [1]		$1,251			$1,244
Net Interest Margin [2]			3.03%			3.11%		(0.08)		(0.16)

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended
	March 31, 2014			December 31, 2013			September 30, 2013
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$58,287	$538	3.74%	$56,208	$545	3.85%	$54,666	$535	3.88%
Commercial real estate	5,616	41	2.93	5,071	39	3.07	4,615	37	3.18
Commercial construction	894	7	3.31	809	7	3.29	704	6	3.38
Residential mortgages - guaranteed	3,351	30	3.62	3,470	24	2.81	3,526	28	3.14
Residential mortgages -nonguaranteed	23,933	242	4.05	23,892	241	4.04	23,258	238	4.09
Home equity products	14,516	129	3.59	14,623	133	3.60	14,549	133	3.63
Residential construction	485	5	4.40	494	6	4.69	529	7	4.88
Guaranteed student loans	5,523	50	3.70	5,512	52	3.76	5,453	52	3.81
Other direct	2,959	31	4.25	2,740	30	4.31	2,563	28	4.33
Indirect	11,299	91	3.25	11,149	93	3.32	11,069	94	3.36
Credit cards	716	17	9.56	693	17	9.60	656	16	9.73
Nonaccrual	946	5	1.98	988	6	2.30	1,084	6	2.37
Total loans	128,525	1,186	3.74	125,649	1,193	3.77	122,672	1,180	3.81
Securities available for sale:
Taxable	22,422	150	2.68	21,995	147	2.67	22,494	140	2.49
Tax-exempt - FTE [1]	264	3	5.25	233	3	5.12	243	3	5.16
Total securities available for sale	22,686	153	2.71	22,228	150	2.70	22,737	143	2.52
Federal funds sold and securities borrowed or purchased under agreements to resell	978	—	—	871	—	0.02	1,029	—	0.01
Loans held for sale	1,450	15	4.05	1,767	17	3.80	3,344	30	3.58
Interest-bearing deposits	22	—	0.13	19	—	0.06	22	—	0.11
Interest earning trading assets	3,682	17	1.87	4,033	17	1.66	4,431	18	1.64
Total earning assets	157,343	1,371	3.53	154,567	1,377	3.53	154,235	1,371	3.53
Allowance for loan and lease losses	(2,037)			(2,051)			(2,112)
Cash and due from banks	5,436			5,335			3,867
Other assets	14,827			14,321			14,271
Noninterest earning trading assets and derivatives	1,299			1,482			1,529
Unrealized gains on securities available for sale, net	103			137			48
Total assets	$176,971			$173,791			$171,838
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$27,707	$5	0.07%	$26,504	$4	0.06%	$25,435	$4	0.06%
Money market accounts	42,755	13	0.12	42,756	13	0.12	43,019	13	0.12
Savings	6,035	—	0.04	5,816	—	0.04	5,802	1	0.04
Consumer time	8,318	22	1.08	8,605	24	1.09	8,895	25	1.12
Other time	4,533	13	1.19	4,645	14	1.19	4,830	15	1.26
Total interest-bearing consumer and commercial deposits	89,348	53	0.24	88,326	55	0.25	87,981	58	0.26
Brokered time deposits	2,012	12	2.31	2,008	12	2.37	1,989	12	2.44
Foreign deposits	1	—	0.60	2	—	—	18	—	0.11
Total interest-bearing deposits	91,361	65	0.29	90,336	67	0.30	89,988	70	0.31
Funds purchased	989	—	0.08	681	—	0.09	505	—	0.09
Securities sold under agreements to repurchase	2,202	1	0.10	1,957	1	0.11	1,885	1	0.13
Interest-bearing trading liabilities	699	5	2.74	627	4	2.75	720	5	2.58
Other short-term borrowings	5,588	3	0.24	5,424	4	0.27	5,222	3	0.27
Long-term debt	11,367	58	2.05	10,525	54	2.04	9,891	52	2.06
Total interest-bearing liabilities	112,206	132	0.48	109,550	130	0.47	108,211	131	0.48
Noninterest-bearing deposits	39,048			39,134			38,637
Other liabilities	3,524			3,336			3,428
Noninterest-bearing trading liabilities and derivatives	466			520			535
Shareholders’ equity	21,727			21,251			21,027
Total liabilities and shareholders’ equity	$176,971			$173,791			$171,838
Interest Rate Spread			3.05%			3.06%			3.05%
Net Interest Income - FTE [1]		$1,239			$1,247			$1,240
Net Interest Margin [2]			3.19%			3.20%			3.19%

[1]
The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Nine Months Ended
	September 30, 2014			September 30, 2013			Increase/(Decrease)
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Commercial and industrial - FTE [1]	$60,055	$1,630	3.63%	$54,310	$1,635	4.03%	$5,745	(0.40)
Commercial real estate	6,021	131	2.90	4,325	107	3.31	1,696	(0.41)
Commercial construction	1,022	25	3.31	665	18	3.53	357	(0.22)
Residential mortgages - guaranteed	2,316	63	3.63	3,789	81	2.86	(1,473)	0.77
Residential mortgages - nonguaranteed	23,834	717	4.01	22,708	717	4.21	1,126	(0.20)
Home equity products	14,389	386	3.58	14,424	393	3.64	(35)	(0.06)
Residential construction	468	16	4.66	567	21	4.97	(99)	(0.31)
Guaranteed student loans	5,448	149	3.67	5,397	155	3.84	51	(0.17)
Other direct	3,396	107	4.22	2,466	81	4.39	930	(0.17)
Indirect	11,415	273	3.19	11,046	284	3.43	369	(0.24)
Credit cards	746	54	9.64	630	46	9.69	116	(0.05)
Nonaccrual	900	16	2.31	1,322	27	2.71	(422)	(0.40)
Total loans	130,010	3,567	3.67	121,649	3,565	3.92	8,361	(0.25)
Securities available for sale:
Taxable	23,145	448	2.58	22,514	421	2.49	631	0.09
Tax-exempt - FTE [1]	254	10	5.26	266	10	5.19	(12)	0.07
Total securities available for sale	23,399	458	2.61	22,780	431	2.53	619	0.08
Federal funds sold and securities borrowed or purchased under agreements to resell	1,021	—	—	1,075	—	0.02	(54)	(0.02)
Loans held for sale	2,172	61	3.77	3,544	90	3.37	(1,372)	0.40
Interest-bearing deposits	33	—	0.10	22	—	0.10	11	—
Interest earning trading assets	3,856	55	1.90	4,342	52	1.59	(486)	0.31
Total earning assets	160,491	4,141	3.45	153,412	4,138	3.61	7,079	(0.16)
Allowance for loan and lease losses	(2,016)			(2,144)			128
Cash and due from banks	5,474			4,258			1,216
Other assets	14,706			14,361			345
Noninterest earning trading assets and derivatives	1,221			1,667			(446)
Unrealized gains on securities available for sale, net	222			507			(285)
Total assets	$180,098			$172,061			$8,037
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$28,378	$16	0.07%	$25,941	$13	0.07%	$2,437	—
Money market accounts	43,771	45	0.14	42,621	42	0.13	1,150	0.01
Savings	6,105	2	0.04	5,713	2	0.05	392	(0.01)
Consumer time	7,731	53	0.92	9,158	78	1.14	(1,427)	(0.22)
Other time	4,370	35	1.08	5,036	50	1.32	(666)	(0.24)
Total interest-bearing consumer and commercial deposits	90,355	151	0.22	88,469	185	0.28	1,886	(0.06)
Brokered time deposits	1,762	29	2.16	2,037	39	2.53	(275)	(0.37)
Foreign deposits	79	—	0.11	46	—	0.14	33	(0.03)
Total interest-bearing deposits	92,196	180	0.26	90,552	224	0.33	1,644	(0.07)
Funds purchased	917	—	0.09	625	1	0.10	292	(0.01)
Securities sold under agreements to repurchase	2,176	2	0.12	1,824	2	0.15	352	(0.03)
Interest-bearing trading liabilities	753	16	2.76	731	13	2.36	22	0.40
Other short-term borrowings	5,984	11	0.24	4,794	9	0.26	1,190	(0.02)
Long-term debt	12,155	198	2.17	9,652	156	2.15	2,503	0.02
Total interest-bearing liabilities	114,181	407	0.48	108,178	405	0.50	6,003	(0.02)
Noninterest-bearing deposits	40,014			38,478			1,536
Other liabilities	3,584			3,743			(159)
Noninterest-bearing trading liabilities and derivatives	347			524			(177)
Shareholders’ equity	21,972			21,138			834
Total liabilities and shareholders’ equity	$180,098			$172,061			$8,037
Interest Rate Spread			2.97%			3.11%		(0.14)
Net Interest Income - FTE [1]		$3,734			$3,733
Net Interest Margin [2]			3.11%			3.25%		(0.14)

1 The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended				Nine Months Ended
	September 30		(Decrease)/Increase		September 30		(Decrease)/Increase
	2014	2013	Amount	% [4]	2014	2013	Amount	% [4]
CREDIT DATA
Allowance for credit losses - beginning	$2,046	$2,172	($126)	(6)%	$2,094	$2,219	($125)	(6)%
Provision/(benefit) for unfunded commitments	—	3	(3)	(100)	(7)	5	(12)	NM
Provision/(benefit) for loan losses:
Commercial	25	77	(52)	(68)	82	183	(101)	(55)
Residential	34	(6)	40	NM	114	184	(70)	(38)
Consumer	34	21	13	62	79	81	(2)	(2)
Total provision for loan losses	93	92	1	1	275	448	(173)	(39)
Charge-offs:
Commercial	(26)	(52)	(26)	(50)	(97)	(176)	(79)	(45)
Residential	(104)	(109)	(5)	(5)	(279)	(430)	(151)	(35)
Consumer	(34)	(28)	6	21	(97)	(89)	8	9
Total charge-offs	(164)	(189)	(25)	(13)	(473)	(695)	(222)	(32)
Recoveries:
Commercial	14	13	1	8	40	48	(8)	(17)
Residential	12	21	(9)	(43)	52	67	(15)	(22)
Consumer	10	9	1	11	30	29	1	3
Total recoveries	36	43	(7)	(16)	122	144	(22)	(15)
Net charge-offs	(128)	(146)	(18)	(12)	(351)	(551)	(200)	(36)
Allowance for credit losses - ending	$2,011	$2,121	($110)	(5)%	$2,011	$2,121	($110)	(5)%
Components:
Allowance for loan and lease losses					$1,968	$2,071	($103)	(5)%
Unfunded commitments reserve					43	50	(7)	(14)
Allowance for credit losses					$2,011	$2,121	($110)	(5)%
Net charge-offs to average loans (annualized):
Commercial	0.07%	0.26%	(0.19)	(73)%	0.11%	0.29%	(0.18)	(62)%
Residential	0.91	0.82	0.09	11	0.73	1.14	(0.41)	(36)
Consumer	0.45	0.39	0.06	15	0.43	0.41	0.02	5
Total net charge-offs to total average loans	0.39	0.47	(0.08)	(17)	0.36	0.61	(0.25)	(41)
Period Ended
Nonaccrual/nonperforming loans:
Commercial					$219	$275	($56)	(20)%
Residential					535	752	(217)	(29)
Consumer					8	10	(2)	(20)
Total nonaccrual/nonperforming loans					762	1,037	(275)	(27)
Other real estate owned (“OREO”)					112	196	(84)	(43)
Other repossessed assets					7	9	(2)	(22)
Nonperforming loans held for sale ("LHFS")					53	59	(6)	(10)
Total nonperforming assets					$934	$1,301	($367)	(28)%
Accruing restructured loans					$2,596	$2,744	($148)	(5)%
Nonaccruing restructured loans					316	406	(90)	(22)
Accruing loans past due > 90 days (guaranteed)					1,031	1,108	(77)	(7)
Accruing loans past due > 90 days (non-guaranteed)					35	55	(20)	(36)
Nonperforming loans to total loans					0.58%	0.83%	(0.25)	(30)%
Nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS					0.71	1.04	(0.33)	(32)
Allowance to period-end loans [1,2]					1.49	1.67	(0.18)	(11)
Allowance to period-end loans, excluding government guaranteed loans [1,2,3]					1.56	1.80	(0.24)	(13)
Allowance to nonperforming loans [1,2]					260	201	59	29
Allowance to annualized net charge-offs [1]					3.88x	3.58x	0.30x	8

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)
	Three Months Ended				Three Months Ended
	September 30	June 30	(Decrease)/Increase		March 31	December 31	September 30
	2014	2014	Amount	% [4]	2014	2013	2013
CREDIT DATA
Allowance for credit losses - beginning	$2,046	$2,086	($40)	(2)%	$2,094	$2,121	$2,172
(Benefit)/provision for unfunded commitments	—	(3)	3	100	(4)	—	3
Provision/(benefit) for loan losses:
Commercial	25	18	7	39	39	14	77
Residential	34	32	2	6	48	60	(6)
Consumer	34	26	8	31	19	27	21
Total provision for loan losses	93	76	17	22	106	101	92
Charge-offs:
Commercial	(26)	(38)	(12)	(32)	(33)	(43)	(52)
Residential	(104)	(90)	14	16	(85)	(102)	(109)
Consumer	(34)	(30)	4	13	(33)	(30)	(28)
Total charge-offs	(164)	(158)	6	4	(151)	(175)	(189)
Recoveries:
Commercial	14	12	2	17	14	18	13
Residential	12	23	(11)	(48)	17	20	21
Consumer	10	10	—	—	10	9	9
Total recoveries	36	45	(9)	(20)	41	47	43
Net charge-offs	(128)	(113)	15	13	(110)	(128)	(146)
Allowance for credit losses - ending	$2,011	$2,046	($35)	(2)%	$2,086	$2,094	$2,121
Components:
Allowance for loan and lease losses	$1,968	$2,003	($35)	(2)%	$2,040	$2,044	$2,071
Unfunded commitments reserve	43	43	—	—	46	50	50
Allowance for credit losses	$2,011	$2,046	($35)	(2)%	$2,086	$2,094	$2,121
Net charge-offs to average loans (annualized):
Commercial	0.07%	0.15%	(0.08)	(53)%	0.12%	0.16%	0.26%
Residential	0.91	0.64	0.27	42	0.64	0.75	0.82
Consumer	0.45	0.38	0.07	18	0.47	0.42	0.39
Total net charge-offs to total average loans	0.39	0.35	0.04	11	0.35	0.40	0.47
Period Ended
Nonaccrual/nonperforming loans:
Commercial	$219	$247	($28)	(11)%	$229	$247	$275
Residential	535	642	(107)	(17)	684	712	752
Consumer	8	10	(2)	(20)	12	12	10
Total nonaccrual/nonperforming loans	762	899	(137)	(15)	925	971	1,037
OREO	112	136	(24)	(18)	151	170	196
Other repossessed assets	7	6	1	17	7	7	9
Nonperforming LHFS	53	—	53	NM	12	17	59
Total nonperforming assets	$934	$1,041	($107)	(10)%	$1,095	$1,165	$1,301
Accruing restructured loans	$2,596	$2,617	($21)	(1)%	$2,783	$2,749	$2,744
Nonaccruing restructured loans	316	365	(49)	(13)	358	391	406
Accruing loans past due > 90 days (guaranteed)	1,031	1,011	20	2	1,095	1,180	1,108
Accruing loans past due > 90 days (non-guaranteed)	35	34	1	3	42	48	55
Accruing LHFS past due > 90 days	—	1	(1)	(100)	1	—	—
Nonperforming loans to total loans	0.58%	0.69%	(0.11)	(16)%	0.72%	0.76%	0.83%
Nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	0.71	0.80	(0.09)	(11)	0.85	0.91	1.04
Allowance to period-end loans [1,2]	1.49	1.55	(0.06)	(4)	1.58	1.60	1.67
Allowance to period-end loans, excluding government guaranteed loans [1,2,3]	1.56	1.62	(0.06)	(4)	1.70	1.72	1.80
Allowance to nonperforming loans [1,2]	260	225	35	16	223	212	201
Allowance to annualized net charge-offs [1]	3.88x	4.41x	(0.53x)	(12)	4.56x	4.03x	3.58x

1 This ratio is computed using the allowance for loan and lease losses.
2 Loans carried at fair value were excluded from the calculation.
3 See Appendix A for reconciliation of non-GAAP performance measures.
4 "NM" - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued (Dollars in millions and shares in thousands) (Unaudited)
	Three Months Ended September 30				Nine Months Ended September 30
	Core Deposit Intangibles	MSRs - Fair Value	Other	Total	Core Deposit Intangibles	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$10	$1,199	$35	$1,244	$17	$899	$40	$956
Amortization	(3)	—	(3)	(6)	(10)	—	(8)	(18)
Mortgage servicing rights (“MSRs”) originated	—	99	—	99	—	302	—	302
Fair value changes due to inputs and assumptions [1]	—	10	—	10	—	260	—	260
Other changes in fair value [2]	—	(60)	—	(60)	—	(212)	—	(212)
Sale of MSRs	—	—	—	—	—	(1)	—	(1)
Balance, September 30, 2013	$7	$1,248	$32	$1,287	$7	$1,248	$32	$1,287

Balance, beginning of period	$1	$1,259	$17	$1,277	$4	$1,300	$30	$1,334
Amortization	(1)	—	(2)	(3)	(4)	—	(6)	(10)
MSRs originated	—	68	—	68	—	137	—	137
MSRs purchased	—	33	—	33	—	109	—	109
Fair value changes due to inputs and assumptions [1]	—	(9)	—	(9)	—	(117)	—	(117)
Other changes in fair value [2]	—	(45)	—	(45)	—	(123)	—	(123)
Sale of MSRs	—	(1)	—	(1)	—	(1)	—	(1)
Sale of asset management subsidiary	—	—	—	—	—	—	(9)	(9)
Balance, September 30, 2014	$—	$1,305	$15	$1,320	$—	$1,305	$15	$1,320
1 Primarily reflects changes in discount rates and prepayment speed assumptions, due to changes in interest rates.
2 Represents changes due to the collection of expected cash flows, net of accretion, due to the passage of time.

	Three Months Ended
	September 30	June 30	March 31	December 31	September 30
	2014	2014	2014	2013	2013
COMMON SHARE ROLLFORWARD
Balance, beginning of period	532,800	534,780	536,097	537,549	538,653
Common shares issued for employee benefit plans, stock option, and restricted stock activity	39	109	37	11	325
Repurchase of common stock	(5,481)	(2,089)	(1,354)	(1,463)	(1,429)
Balance, end of period	527,358	532,800	534,780	536,097	537,549

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Nine Months Ended
	September 30	June 30	March 31	December 31	September 30	September 30
	2014	2014	2014	2013	2013	2014	2013
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net interest income	$1,215	$1,209	$1,204	$1,213	$1,208	$3,629	$3,640
Taxable-equivalent adjustment	36	35	35	34	32	105	93
Net interest income - FTE	1,251	1,244	1,239	1,247	1,240	3,734	3,733
Noninterest income	780	957	791	814	680	2,528	2,401
Total revenue - FTE	2,031	2,201	2,030	2,061	1,920	6,262	6,134
Gain on sale of asset management subsidiary	—	(105)	—	—	—	(105)	—
Total revenue - FTE excluding gain on sale of asset management subsidiary [2]	$2,031	$2,096	$2,030	$2,061	$1,920	$6,157	$6,134
Noninterest income	$780	$957	$791	$814	$680	$2,528	$2,401
Gain on sale of asset management subsidiary	—	(105)	—	—	—	(105)	—
Noninterest income excluding gain on sale of asset management subsidiary [2]	$780	$852	$791	$814	$680	$2,423	$2,401
Return on average common shareholders’ equity	10.41%	7.29%	7.59%	7.99%	3.49%	8.45%	5.79%
Effect of removing average intangible assets, excluding MSRs	4.18	3.00	3.19	3.62	1.61	3.47	2.65
Return on average tangible common shareholders' equity [3]	14.59%	10.29%	10.78%	11.61%	5.10%	11.92%	8.44%
Efficiency ratio [4,5]	62.03%	68.93%	66.83%	66.05%	90.13%	66.01%	72.88%
Impact of excluding amortization of intangible assets	(0.34)	(0.16)	(0.18)	(0.21)	(0.31)	(0.22)	(0.30)
Tangible efficiency ratio [5,6]	61.69%	68.77%	66.65%	65.84%	89.82%	65.79%	72.58%

	September 30	June 30	March 31	December 31	September 30
	2014	2014	2014	2013	2013
Total shareholders' equity	$22,269	$22,131	$21,817	$21,422	$21,070
Goodwill, net of deferred taxes of $210 million, $206 million, $193 million, $186 million, and $180 million, respectively	(6,127)	(6,131)	(6,184)	(6,183)	(6,189)
Other intangible assets, net of deferred taxes of $0, $1 million, $1 million, $2 million, and $2 million, respectively, and MSRs	(1,320)	(1,276)	(1,281)	(1,332)	(1,285)
MSRs	1,305	1,259	1,251	1,300	1,248
Tangible equity	16,127	15,983	15,603	15,207	14,844
Preferred stock	(725)	(725)	(725)	(725)	(725)
Tangible common equity	$15,402	$15,258	$14,878	$14,482	$14,119
Total assets	$186,818	$182,559	$179,542	$175,335	$171,777
Goodwill	(6,337)	(6,337)	(6,377)	(6,369)	(6,369)
Other intangible assets including MSRs	(1,320)	(1,277)	(1,282)	(1,334)	(1,287)
MSRs	1,305	1,259	1,251	1,300	1,248
Tangible assets	$180,466	$176,204	$173,134	$168,932	$165,369
Tangible equity to tangible assets [7]	8.94%	9.07%	9.01%	9.00%	8.98%
Tangible book value per common share [8]	$29.21	$28.64	$27.82	$27.01	$26.27

Total loans	$132,151	$129,744	$129,196	$127,877	$124,340
Government guaranteed loans	(5,965)	(6,081)	(8,828)	(8,961)	(9,016)
Loans held at fair value	(284)	(292)	(299)	(302)	(316)
Total loans, excluding government guaranteed and fair value loans	$125,902	$123,371	$120,069	$118,614	$115,008
Allowance to total loans, excluding government guaranteed and fair value loans [9]	1.56%	1.62%	1.70%	1.72%	1.80%

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE, continued (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Nine Months Ended
	September 30	June 30	March 31	December 31	September 30	September 30
	2014	2014	2014	2013	2013	2014	2013
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE [1]
Net income available to common shareholders	$563	$387	$393	$413	$179	$1,343	$884
Form 8-K and other legacy mortgage-related items:
Operating losses related to settlement of certain legal matters	—	204	—	—	323	204	323
Mortgage repurchase provision related to repurchase settlements	—	—	—	—	63	—	63
Provision for unrecoverable servicing advances	—	—	—	—	96	—	96
Gain on sale of asset management subsidiary	—	(105)	—	—	—	(105)	—
Other legacy mortgage-related adjustments	—	(25)	—	—	—	(25)	—
Tax benefit related to above items	—	(25)	—	—	(190)	(25)	(190)
Tax benefit related to completion of tax authority exam	(130)	—	—	—	—	(130)	—
Net tax benefit related to subsidiary reorganization and other	—	—	—	—	(113)	—	(113)
Total Form 8-K and other legacy mortgage-related items	(130)	49	—	—	179	(81)	179
Net income available to common shareholders, excluding the impact of Form 8-K and other legacy mortgage-related items [10]	$433	$436	$393	$413	$358	$1,262	$1,063

Net income per average common share, diluted	$1.06	$0.72	$0.73	$0.77	$0.33	$2.51	$1.64
Impact of Form 8-K and other legacy mortgage-related items	(0.25)	0.09	—	—	0.33	(0.16)	0.33
Net income per average common diluted share, excluding the impact of Form 8-K and other legacy mortgage-related items [10]	$0.81	$0.81	$0.73	$0.77	$0.66	$2.35	$1.97

1 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. Additionally, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.
2 SunTrust presents total revenue - FTE excluding gain on sale of asset management subsidiary and noninterest income excluding gain on sale of asset management subsidiary. The Company believes revenue and noninterest income excluding the gain on sale of the asset management subsidiary is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.
3 SunTrust presents return on average tangible common shareholders' equity to exclude intangible assets, except for MSRs. The Company believes this measure is useful to investors because, by removing the effect of intangible assets, except for MSRs, (the level of which may vary from company to company), it allows investors to more easily compare the Company’s return on average common shareholders' equity to other companies in the industry who present a similar measure. The Company also believes that removing intangible assets, except for MSRs, is a more relevant measure of the return on the Company's common shareholders' equity.
4 Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.
5 Amounts for periods prior to the first quarter of 2014 have been recalculated as a result of the Company’s early adoption of ASU 2014-01, which required retrospective application.
6 SunTrust presents a tangible efficiency ratio which excludes the amortization of intangible assets. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.
7 SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.
8 SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.
9 SunTrust presents a ratio of allowance to total loans, excluding government guaranteed and fair value loans. The Company believes that the exclusion of loans that are held at fair value with no related allowance and loans guaranteed by a government agency that do not have an associated allowance recorded due to nominal risk of principal loss better depicts the allowance relative to loans that are covered by it.
10SunTrust presents net income available to common shareholders and net income per average common diluted share excluding items previously announced on Form 8-Ks filed with the SEC on September 9, 2014, July 3, 2014, and October 10, 2013, as well as other legacy mortgage-related items. The Company believes this measure is useful to investors because it removes the effect of material items impacting current and prior periods' results, allowing a more useful view of normalized operations. Removing these items also allows investors to compare the Company's results to other companies in the industry that may not have had similar items impacting their results.

SunTrust Banks, Inc. and Subsidiaries CONSUMER BANKING AND PRIVATE WEALTH MANAGEMENT (Dollars in millions) (Unaudited)
	Three Months Ended September 30			Nine Months Ended September 30
	2014	2013	% Change	2014	2013	% Change
Statements of Income:
Net interest income	$668	$653	2%	$1,963	$1,945	1%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	668	653	2	1,963	1,945	1
Provision for credit losses [1]	40	23	74	135	201	(33)
Net interest income - FTE - after provision for credit losses	628	630	—	1,828	1,744	5
Noninterest income before securities gains/(losses)	399	378	6	1,142	1,105	3
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	399	378	6	1,142	1,105	3
Noninterest expense before amortization	722	686	5	2,161	2,072	4
Amortization	3	5	(40)	9	16	(44)
Total noninterest expense	725	691	5	2,170	2,088	4
Income - FTE - before provision for income taxes	302	317	(5)	800	761	5
Provision for income taxes	111	117	(5)	294	280	5
FTE adjustment	—	—	—	—	—	—
Net income including income attributable to noncontrolling interest	191	200	(5)	506	481	5
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$191	$200	(5)	$506	$481	5

Total revenue - FTE	$1,067	$1,031	3	$3,105	$3,050	2
Selected Average Balances:
Total loans	$41,893	$40,529	3%	$41,553	$40,360	3%
Goodwill	4,262	4,262	—	4,262	4,262	—
Other intangible assets excluding MSRs	16	30	(47)	19	35	(46)
Total assets	47,338	45,576	4	47,154	45,398	4
Consumer and commercial deposits	86,468	84,159	3	85,456	84,447	1
Performance Ratios:
Efficiency ratio	67.90%	67.04%		69.86%	68.45%
Impact of excluding amortization and associated funding cost of intangible assets	(1.82)	(2.33)		(1.96)	(2.49)
Tangible efficiency ratio	66.08%	64.71%		67.90%	65.96%
Other Information (End of Period):
Managed (discretionary) assets				$48,793	$48,721	—%
Non-managed assets				54,388	53,800	1
Total assets under administration				103,181	102,521	1
Brokerage assets				46,382	42,515	9
Total assets under advisement				$149,563	$145,036	3

[1]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

SunTrust Banks, Inc. and Subsidiaries WHOLESALE BANKING (Dollars in millions) (Unaudited)
	Three Months Ended September 30 [1]			Nine Months Ended September 30 [1]
	2014	2013	% Change [3]	2014	2013	% Change [3]
Statements of Income:
Net interest income	$423	$392	8%	$1,234	$1,165	6%
FTE adjustment	34	31	10	102	90	13
Net interest income - FTE	457	423	8	1,336	1,255	6
Provision for credit losses [2]	9	52	(83)	39	120	(68)
Net interest income - FTE - after provision for credit losses	448	371	21	1,297	1,135	14
Noninterest income before securities gains/(losses)	241	248	(3)	827	795	4
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	241	248	(3)	827	795	4
Noninterest expense before amortization	359	381	(6)	1,164	1,085	7
Amortization	4	—	NM	4	—	NM
Total noninterest expense	363	381	(5)	1,168	1,085	8
Income - FTE - before provision for income taxes	326	238	37	956	845	13
Provision for income taxes	63	44	43	203	185	10
FTE adjustment	34	31	10	102	90	13
Net income including income attributable to noncontrolling interest	229	163	40	651	570	14
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income	$229	$163	40	$651	$570	14

Total revenue - FTE	$698	$671	4	$2,163	$2,050	6
Selected Average Balances:
Total loans	$63,552	$54,185	17%	$61,307	$53,413	15%
Goodwill	2,075	2,067	—	2,072	2,067	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	75,137	66,038	14	72,647	65,592	11
Consumer and commercial deposits	43,144	39,269	10	42,750	39,030	10
Performance Ratios:
Efficiency ratio	51.94%	56.64%		53.95%	52.90%
Impact of excluding amortization and associated funding cost of intangible assets	(1.44)	(1.17)		(1.09)	(1.11)
Tangible efficiency ratio	50.50%	55.47%		52.86%	51.79%

[1]
During the second quarter of 2014 the Company sold its registered asset management subsidiary, RidgeWorth; the results of which were previously reported within the Wholesale Banking segment. The financial results of RidgeWorth, including the gain on sale, have been transferred to the Corporate Other segment to provide for enhanced comparability for the Wholesale Banking segment excluding RidgeWorth.

[2]
Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries MORTGAGE BANKING (Dollars in millions) (Unaudited)
	Three Months Ended September 30			Nine Months Ended September 30
	2014	2013	% Change [3]	2014	2013	% Change
Statements of Income:
Net interest income	$148	$141	5%	$422	$409	3%
FTE adjustment	—	—	—	—	—	—
Net interest income - FTE	148	141	5	422	409	3
Provision for credit losses [1]	44	20	NM	94	133	(29)
Net interest income - FTE - after provision for credit losses	104	121	(14)	328	276	19
Noninterest income before securities gains/(losses)	130	(1)	NM	350	328	7
Securities gains/(losses), net	—	—	—	—	—	—
Total noninterest income	130	(1)	NM	350	328	7
Noninterest expense before amortization	166	638	(74)	717	1,248	(43)
Amortization	—	—	—	—	—	—
Total noninterest expense	166	638	(74)	717	1,248	(43)
Income/(loss) - FTE - before benefit for income taxes	68	(518)	NM	(39)	(644)	94
Provision/(benefit) for income taxes	25	(129)	NM	(16)	(181)	91
FTE adjustment	—	—	—	—	—	—
Net income/(loss) including income attributable to noncontrolling interest	43	(389)	NM	(23)	(463)	95
Less: net income attributable to noncontrolling interest	—	—	—	—	—	—
Net income/(loss) [2]	$43	($389)	NM	($23)	($463)	95

Total revenue - FTE	$278	$140	99	$772	$737	5
Selected Average Balances:
Total loans	$25,262	$27,920	(10)%	$27,106	$27,830	(3)%
Goodwill	—	—	—	—	—	—
Other intangible assets excluding MSRs	—	—	—	—	—	—
Total assets	30,414	33,025	(8)	31,067	32,973	(6)
Consumer and commercial deposits	2,664	3,247	(18)	2,260	3,501	(35)
Performance Ratios:
Efficiency ratio	59.68%	456.43%		92.91%	169.25%
Impact of excluding amortization and associated funding cost of intangible assets	—	—		—	—
Tangible efficiency ratio	59.68%	456.43%		92.91%	169.25%
Other Information:
Production Data
Channel mix
Retail	$2,047	$4,434	(54)%	$5,932	$14,068	(58)%
Wholesale	—	739	(100)	1	3,032	(100)
Correspondent	2,481	2,822	(12)	5,785	8,826	(34)
Total production	$4,528	$7,995	(43)	$11,718	$25,926	(55)
Channel mix - percent
Retail	45%	56%		51%	54%
Wholesale	—	9		—	12
Correspondent	55	35		49	34
Total production	100%	100%		100%	100%
Purchase and refinance mix
Refinance	$1,593	$4,334	(63)	$4,315	$17,421	(75)
Purchase	2,935	3,661	(20)	7,403	8,505	(13)
Total production	$4,528	$7,995	(43)	$11,718	$25,926	(55)
Purchase and refinance mix - percent
Refinance	35%	54%		37%	67%
Purchase	65	46		63	33
Total production	100%	100%		100%	100%
Applications	$6,420	$7,116	(10)	$18,169	$32,228	(44)
Mortgage Servicing Data (End of Period):
Total loans serviced				$135,804	$139,710	(3)%
Total loans serviced for others				109,142	109,224	—
Net carrying value of MSRs				1,305	1,248	5
Ratio of net carrying value of MSRs to total loans serviced for others				1.196%	1.143%
1 Provision for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.
2 Excluding the $179 million net pre-tax charge during the second quarter of 2014 related to legacy mortgage matters, presented in Appendix A to the Earnings Release, Mortgage Banking net income was $92 million for the nine months ended September 30, 2014.
3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER (Dollars in millions) (Unaudited)
	Three Months Ended September 30 [1]			Nine Months Ended September 30 [1]
	2014	2013	% Change [3]	2014	2013	% Change [3]
Statements of Income:
Net interest (loss)/income	($24)	$22	NM	$10	$121	(92)%
FTE adjustment	2	1	100	3	3	—
Net interest (loss)/income - FTE	(22)	23	NM	13	124	(90)
Benefit for credit losses [2]	—	—	—	—	(1)	(100)
Net interest (loss)/income - FTE - after benefit for credit losses	(22)	23	NM	13	125	(90)
Noninterest income before securities (losses)/gains	19	55	(65)	220	171	29
Securities (losses)/gains, net	(9)	—	NM	(11)	2	NM
Total noninterest income	10	55	(82)	209	173	21
Noninterest expense before amortization	5	19	(74)	78	47	66
Amortization	—	1	(100)	1	2	(50)
Total noninterest expense	5	20	(75)	79	49	61
(Loss)/income - FTE - before benefit for income taxes	(17)	58	NM	143	249	(43)
Benefit for income taxes	(132)	(165)	(20)	(117)	(100)	17
FTE adjustment	2	1	100	3	3	—
Net income including income attributable to noncontrolling interest	113	222	(49)	257	346	(26)
Less: net income attributable to noncontrolling interest	—	7	(100)	11	16	(31)
Net income	$113	$215	(47)	$246	$330	(25)

Total revenue - FTE	($12)	$78	NM	$222	$297	(25)
Selected Average Balances:
Total loans	$40	$38	5%	$44	$46	(4)%
Securities available for sale	24,354	22,579	8	23,311	22,606	3
Goodwill	—	40	(100)	24	40	(40)
Other intangible assets excluding MSRs	—	11	(100)	6	12	(50)
Total assets	30,544	27,199	12	29,230	28,098	4
Consumer and commercial deposits	(81)	(57)	(42)	(97)	(31)	NM
Other Information (End of Period):
Managed (discretionary) assets				$—	$44,332	(100)%
Non-managed assets				—	—	—
Total assets under administration				—	44,332	(100)
Brokerage assets				—	—	—
Total assets under advisement				$—	$44,332	(100)
Duration of investment portfolio (in years)				4.0	4.1
Net interest income interest rate sensitivity:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months				3.9%	1.0%
Instantaneous 200 bp increase in rates over next 12 months				7.4%	1.7%
Instantaneous 25 bp decrease in rates over next 12 months				(1.0)%	(0.8)%

[1]
During the second quarter of 2014 the Company sold its registered asset management subsidiary, RidgeWorth; the results of which were previously reported within the Wholesale Banking segment. The financial results of RidgeWorth, including the gain on sale, have been transferred to the Corporate Other segment to provide for enhanced comparability for the Wholesale Banking segment excluding RidgeWorth.

[2]
Provision/(benefit) for credit losses represents net charge-offs by segment combined with an allocation to the segments of the provision attributable to quarterly changes in the allowance for loan and lease losses and unfunded commitment reserve balances.

[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED - SEGMENT TOTALS
(Dollars in millions) (Unaudited)

	Three Months Ended September 30			Nine Months Ended September 30
	2014	2013	% Change [2]	2014	2013	% Change [2]
Statements of Income:
Net interest income	$1,215	$1,208	1%	$3,629	$3,640	—%
FTE adjustment	36	32	13	105	93	13
Net interest income - FTE	1,251	1,240	1	3,734	3,733	—
Provision for credit losses	93	95	(2)	268	453	(41)
Net interest income - FTE - after provision for credit losses	1,158	1,145	1	3,466	3,280	6
Noninterest income before securities (losses)/gains	789	680	16	2,539	2,399	6
Securities (losses)/gains, net	(9)	—	NM	(11)	2	NM
Total noninterest income	780	680	15	2,528	2,401	5
Noninterest expense before amortization [1]	1,252	1,724	(27)	4,120	4,452	(7)
Amortization	7	6	17	14	18	(22)
Total noninterest expense [1]	1,259	1,730	(27)	4,134	4,470	(8)
Income - FTE - before provision for income taxes	679	95	NM	1,860	1,211	54
Provision/(benefit) for income taxes [1]	67	(133)	NM	364	184	98
FTE adjustment	36	32	13	105	93	13
Net income including income attributable to noncontrolling interest	576	196	NM	1,391	934	49
Less: net income attributable to noncontrolling interest	—	7	(100)	11	16	(31)
Net income	$576	$189	NM	$1,380	$918	50

Total revenue - FTE	$2,031	$1,920	6	$6,262	$6,134	2
Selected Average Balances:
Total loans	$130,747	$122,672	7%	$130,010	$121,649	7%
Goodwill	6,337	6,370	(1)	6,358	6,369	—
Other intangible assets excluding MSRs	16	41	(61)	25	47	(47)
Total assets	183,433	171,838	7	180,098	172,061	5
Consumer and commercial deposits	132,195	126,618	4	130,369	126,947	3
Performance Ratios:
Efficiency ratio	62.03%	90.13%		66.01%	72.88%
Impact of excluding amortization and associated funding cost of intangible assets	(0.34)	(0.31)		(0.22)	(0.30)
Tangible efficiency ratio	61.69%	89.82%		65.79%	72.58%
Other Information (End of Period):
Managed (discretionary) assets				$48,793	$93,053	(48)%
Non-managed assets				54,388	53,800	1
Total assets under administration				103,181	146,853	(30)
Brokerage assets				46,382	42,515	9
Total assets under advisement				$149,563	$189,368	(21)

[1]
Amortization expense related to qualified affordable housing investment costs is recognized in provision for income taxes for each of the periods presented as allowed by a recently adopted accounting standard. Prior to the first quarter of 2014, these amounts were recognized in other noninterest expense.

[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.